Exhibit 99.1

MathStar, Inc. Announces Business Update Conference Call

          HILLSBORO, Ore., Oct. 11 /PRNewswire-FirstCall/ -- MathStar, Inc. (Nasdaq: MATH), the FPOA leader, today announced that it would hold a business update conference call on Thursday October 12, 2006 at 1:00 p.m. PDT.  The call in numbers are 800-366-7449 or 303-262-2052.  A replay of the conference call will be available on MathStar’s website mathstar.com.

          About MathStar, Inc.

          MathStar is a fabless semiconductor company that designs, manufactures and markets a new class of programmable logic chips called Field Programmable Object Arrays(TM) (FPOAs). FPOAs are high-performance, reprogrammable integrated circuits based on proprietary Silicon Object(TM) technology. MathStar’s reprogrammable FPOA can process logic functions at a clock rate up to 1 gigahertz, much faster than current commercially available programmable logic devices. MathStar’s flagship product line, the Arrix family, represents a powerful solution that is ideal for digital signal processing and filtering applications in the machine vision, video processing, medical imaging and military/aerospace markets. FPOAs are available now and supported by a wide range of development tools, libraries, application notes and technical documentation. For more information, please visit www.mathstar.com .

          Statements in this press release, other than historical information, may be “forward-looking” in nature within the meaning of Section 21E the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and assumptions. These statements are based on management’s current expectations, estimates and projections about MathStar and its industry and include, but are not limited to, those set forth in the section of MathStar’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2006 under the heading “Risk Factors.” MathStar undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

SOURCE  MathStar, Inc.
           -0-                                        10/11/2006
           /CONTACT:  Douglas Pihl or James Cruckshank, both of MathStar, Inc., +1-503-726-5500, or info@mathstar.com; or Jeff Hardison of McClenahan Bruer Communications, +1-503-546-1000, or jeff@mcbru.com, for MathStar, Inc./
           /Web site:  http://www.mathstar.com/
           (MATH)